PRELIMINARY PROSPECTUS SUPPLEMENT  (To Preliminary Prospectus dated       ,1998)
                               $____________________
                         CRSM MORTGAGE SECURITIES TRUST NO.
                      COLLATERALIZED MORTGAGE OBLIGATION BONDS
                                   SERIES NO.

     CRSM Mortgage Securities Trust No. __ (the "Issuer"), of which CRSM Securities, Inc., a California Corporation, ("CRSM") is the beneficial owner and depositor (the "Depositor"), is offering hereby $________________ in aggregate principal amount of its Collateralized Mortgage Obligation Bonds, Series (the "Bonds") consisting of the Class A Bonds (the "Class A Bonds" or the "Book Entry Bonds") and the Class R Bonds (the "Residual Interest Bonds" or the "Class R Bonds").

     The Bonds will bear interest at the rates set forth below for each such Class. The Class R Bonds may receive certain additional amounts as described herein. Principal and interest on the Class A Bonds will be payable on the first business day of each month commencing _______________ 1, 199_ (each such first business day, a "Payment Date"): Each interest payment with respect to the Class A Bonds will consist of interest accrued for the second month (on a 30 day basis) preceding the month in which the Payment Date occurs. Payments of principal and interest on the Class R Bonds will be made on each Payment Date only if both the Class A Bonds are not subject to an Event of Default (as defined herein) and the Mortgage Delinquency Ratio (as defined herein) on the particular Payment Date is not greater than __ % of the Mortgage Delinquency Ratio as of the Cut-off Date (as defined herein). Principal payments will be made on the Bonds on each Payment Date out of the proceeds of the Collateral (as defined herein) consisting primarily of the Mortgage Collateral (as defined herein) and other collateral securing the Bonds. Such principal payments will be subject to certain priorities with respect to the amounts and order of principal payments as described herein. Principal payments on the Class A Bonds will begin no later than _________ _, 199_ and will be made on a PRO RATA basis among the Class A Bonds.

     The rate of repayment of the Bonds will vary to the extent that there are prepayments on the Mortgage Collateral. The Bonds will be subject to redemption under the circumstances described herein.

     There is currently no secondary market for the Bonds and there can be no assurance that such a market will develop.

     THE YIELD ON THE CLASS R BONDS WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE COLLATERAL, WHICH PRINCIPAL PAYMENTS MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON SUCH MORTGAGE COLLATERAL OR AS TO THE ANTICIPATED YIELD TO MATURITY OF THE RESIDUAL INTEREST BONDS. PURCHASERS OF THE RESIDUAL INTEREST BONDS SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH THE VARYING PRINCIPAL PREPAYMENTS INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE RESIDUAL INTEREST BONDS MAY RESULT IN THE FAILURE OF INVESTORS IN THE RESIDUAL INTEREST BONDS TO RECOVER FULLY THEIR INITIAL INVESTMENT. SEE "YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT. THE RESIDUAL INTEREST BONDS WILL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER. SEE "REMIC RESTRICTIONS ON PURCHASE AND TRANSFER OF REMIC RESIDUAL BONDS" IN THE PROSPECTUS.

     The Issuer may cause an election to be made to treat as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes the arrangement by which the Mortgage Collateral (as defined herein) will be held. The Class A Bonds will be "regular interests" in the REMIC, and the Residual Interest Bonds will be the "residual interest" in the REMIC. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences to Bondholders" in the Prospectus.

THE BONDS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE ISSUER OR ANY OTHER PERSON OR ENTITY. IT IS INTENDED THAT THE BONDS BE PAYABLE SOLELY FROM THE COLLATERAL PLEDGED TO SECURE THE BONDS. THERE WILL BE NO RECOURSE TO THE ISSUER OR ANY OTHER PERSON FOR ANY DEFAULT ON THE BONDS. SEE "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
THE PROSPECTUS.  ANY REPRESENTATION   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ORIGINAL     INTEREST      STATED      PRICE TO
          PRINCIPAL       AMOUNT        RATE      MATURITY(1)   PUBLIC(2)
          ---------    -----------   ---------   ------------   ---------

                                  [TO BE COMPLETED]

(1) Based upon the assumptions stated herein. See "Maturity and Prepayment Considerations" in this Prospectus Supplement.

(2)  The underwriting discount aggregates $        or      % of the aggregate
     principal amount of the Class A Bonds. The aggregate proceeds to the Issuer from the sale of the Class A Bonds offered hereby will be $ before the deduction of expenses payable by the Issuer estimated to be
     $              .

(3)  The Class R Bonds will be entitled to the receipt of interest at the rate
     of   % per annum, together with certain additional amounts, if any, described under "Description of the Bonds - The Residual Interest Bonds" in this Prospectus Supplement.

(4) The Class R Bonds may be offered by the Issuer from time to time to the public directly or through an underwriter or agent in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The Bonds are offered, subject to prior sale, by the Underwriter (as defined herein) when, as and if issued by the Issuer, delivered to and accepted by the Underwriter and subject to its right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Bonds, in book-entry form, will be made through the Same Day Funds Settlement System of the Depository Trust Company ("DTC") on or about ___________ _, 199_, and delivery of the Class R Bonds, in definitive, fully-registered and certificated form, will be made at the offices of Matthias & Berg LLP, counsel to Depositor, on or about ________ _, 199_.


          THE UNDERWRITERS FOR THIS OFFERING ARE:

           The date of this Prospectus Supplement is              , 1998.

     The Bonds will be secured by mortgage collateral (the "Mortgage Collateral") consisting primarily of mortgage loans secured by mortgages and deeds of trust on certain properties (the "Mortgage Properties") and payments thereon. The Mortgage Properties consist of one-to four family attached or detached homes and condominiums. Some of the Mortgage Collateral (the "VA Loans") are partially guaranteed by the Veterans Administration ("VA"). Some of the Mortgage Collateral (the "FHA Loans") are insured by the Federal Housing Administration ("FHA"). The remainder of the Mortgage Collateral consists of conventional mortgage loans. The Mortgage Collateral securing the Bonds will not include any type of mortgage collateral other than that described above. The VA partially guarantees only the VA loans and the FHA wholly insures the payment of principal and interest on only the FHA loans. See "Security for the Bonds - The Pledged Loans" in the Prospectus. The Bonds will not be insured or guaranteed by VA, FHA or any other governmental instrumentality or any other person or entity.

     The VA Loans, FHA Loans and conventional mortgage loans (collectively the "Pledged Loans") shall be pledged by the Issuer to secure repayment of the Bonds. The collateral (the "Collateral") securing the Bonds shall also include the Servicing Agreement, the Insurance Policies, the Overcollateralization Fund, the Residual Distribution Holding Account and the Collection Account.

     The Residual Interest Bonds will be subject to certain restrictions on transfer. See "REMIC Restrictions on Purchase and Transfer of REMIC Residual Bonds" in the Prospectus.

     This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus dated ____________, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement and purchasers are urged to read both the Prospectus and this Prospectus Supplement in full. Sales of the Bonds may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

     As a precondition to the issuance of the Bonds, the Bonds must be rated "___" by _________________ _____________ ("_________________") and "___" by
_____________________________ ("_____").  A security rating is merely the opinion of the rating agency, is not a recommendation to buy, sell or hold securities and does not constitute a guarantee by such agency or the Issuer.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE BONDS (OTHER THAN THE RESIDUAL REST BONDS) OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET; SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Until ____________ _, 199_, all dealers effecting transactions in the Bonds, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing where in this Prospectus Supplement and in the Prospectus. Capitalized terms utilized herein signed to such term in the Prospectus. Where not defined herein shall have the respective meaning as terms or provisions differ between the Prospectus and this Prospectus Supplement, the terms of this Prospectus Supplement shall govern and control.

SECURITIES OFFERED                 CRSM Mortgage Securities Trust No. __
                                   Collateralized  Mortgage Obligation Bonds
                                   (the "Bonds") will be issued in two
                                   classes consisting of $______________, __%
                                   Class __-A Bonds (the "Class A Bonds" or the "Book-Entry Bonds") and $_______, __ % Class __-R Bonds (the "Class R Bonds" or the "Residual Interest Bonds") and are being offered in the aggregate principal amounts set forth herein. The Bonds will be issued pursuant to a terms indenture to be dated 199_ (the "Indenture") between CRSM Mortgage Securities Trust No. __(the
                                   "Issuer") and _______________  (the
                                   "Trustee").

BOOK-ENTRY REGISTRATION            The Class A Bonds will be issued in fully
                                   registered book-entry form in minimum
                                   denominations of $25,000 and integral
                                   multiples of $1,000 thereafter and will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of the depository, The
                                   Depository Trust Company ("DTC" and, together with any successor depository selected by the Issuer, the "Depository"). No person acquiring an interest in the Class A Bonds
                                   ("a beneficial owner") will be entitled to receive a certificate representing such interest in the Class A Bonds except in the event that Definitive Bonds (as defined herein) are issued under the limited circumstances described herein. The Class R
                                   Bonds will be issued in fully-registered certificated form ("Definitive Bonds") and book-entry form will not be available to the holders of the Bonds of such Class. See
                                   "Description of the Bonds - Book Entry
                                   Registration" in this Prospectus Supplement.

ISSUER CRSM Mortgage Securities Trust No. __ (the "Issuer") is a limited purpose business trust established under the laws of the State of Delaware pursuant to an agreement (the "Deposit Trust Agreement") between Wilmington Trust Company, acting as the owner-trustee (the "Owner Trustee"), and CRSM Securities, Inc., acting as the beneficial owner and Depositor. The Bonds will be limited obligations of the Issuer payable solely from the Collateral pledged to secure the Bonds. Neither CRSM Securities, Inc., nor any other party will guarantee, or otherwise be obligated to repay the Bonds. The Issuer will not have any significant assets other than those pledged to secure, the Bonds. See "The Issuer" in the Prospectus.

RECORD DATE                        The record date for each Payment Date (the
                                   "Record Date") will be the close of business on the 20th day of the month immediately preceding the month in which the applicable
                                   Payment Date occurs (or if such 20th day is not a business day, the business day immediately preceding such 20th day).

INTEREST PAYMENTS                  The Class A Bonds and the Residual Interest
                                   Bonds will bear interest at the rates set forth on the cover page hereof. The Residual
                                   Interest Bonds may also receive certain
                                   additional amounts as described under
                                   "Description of the Bonds - The Residual
                                   Interest Bonds" in this Prospectus
                                   Supplement.

                                   Interest on the unpaid principal amount of the Bonds will be payable monthly on the first business day of each month (the "Payment Date") commencing ____________, 199_. With respect to each Payment Date, interest will accrue from the first day through the last day of the second month preceding the month in which a Payment Date occurs (an "Accrual Period") and will be payable at one twelfth of the annual rate specified above for the Bonds, subject to certain limitations on the payment of interest on the Class R Bonds as set forth below, (The interest accrued during Accrual Period will be calculated based upon a 30 day Accrual Period and a 360 day year. Interest accrued on the Class A Bonds during an accrual period will be calculated on the assumption that any principal payment made on the Class A Bonds on the Payment Date corresponding to such Accrual Period was instead made on the final date of such Accrual. Payment of interest on the Class A Bonds one month after the date to which interest accrues thereon and the calculation of accrued interest on the Class A Bonds based on the assumption that payments are made one month prior to the Payment Date when actually made, will reduce the effective yield to the holders of the Class A Bonds from that which would otherwise be the case if interest payable on the Class A Bonds on a Payment Date were to accrue to such Payment Date and were to be calculated based on the actual timing of the principal payments on the Class A. Bonds. See "Description of the Bonds-Payments of Principal and Interest" in the Prospectus.

PRINCIPAL  PAYMENTS

  A. CLASS A BONDS                 Principal payments will be made on the Class
                                   A Bonds as described herein on each Payment
                                   Date, commencing ________ _, 199_, out of the proceeds of scheduled principal and interest payments on the Mortgage Collateral securing the Bonds (net of applicable
                                   Overcollateralization Cash Flow, principal prepayments and applicable administrative fees), plus any necessary contributions from the Overcollateralization Fund or the
                                   Residual Distribution Holding Account held by the Trust as provided herein. Holders of the Class R Bonds may receive a principal payment on a Payment Date even if holders of the Class A Bonds do not receive a principal payment if (a) the balance in the Overcollateralization Fund (as defined herein) is zero and the future payments on the Mortgage Collateral, including the Future
                                   Overcollateralization Cash Flow (as defined herein), are determined to be sufficient to meet all required payments on the Class A
                                   Bonds and (b) the Mortgage Delinquency Ratio is below certain levels. On any Payment
                                   Date, payment on the Class A Bonds shall come first from funds available in the Collection
                                   Account and, if necessary, from the following funds and accounts in the following order of priority: The Overcollateralization
                                   Fund, the future payments on the Mortgage
                                   Collateral, including the Future
                                   Overcollateralization Cash Flow and (under certain circumstances) the Residual
                                   Distribution Holding Account (as defined herein). Generally, with respect to principal and interest payments due on the Pledged Loans, the Servicer (as defined herein) will have the obligation to advance funds that will be use to pay the Class A Bonds. See "Security for the
                                   Bonds" in this Prospectus Supplement.

  B. THE RESIDUAL INTEREST BONDS   On each Payment Date, after (i) depositing
                                   the required amounts to the
                                   Overcollateralization Fund, (ii) paying of principal (except in certain limited circumstances) on the Class A Bonds on such Payment Date and interest due on the Bonds on such Payment Date and (iii) providing for administrative expenses, any amounts remaining in the Collection Account plus
                                   Reinvestment Income (as defined in the
                                   Prospectus) on all amounts remitted to the Collection Account will be paid PRO RATA to the holders of the Residual Interest Bonds, except as discussed below. In addition, holders of the Residual Interest Bonds will be entitled to receive, on a PRO RATA basis among all such holders, the remaining assets in the REMIC, if any, after redemption or payment in full of the Class A Bonds. These amounts will be payable to the holders of the Residual Interest Bonds even after the principal balance of the Residual Interest
                                   Bonds has been reduced to zero.

                                   Payments of principal and interest on the Class R Bonds will be made on each Payment Date only if, on each such Payment Date, there exists no Event of Default (as defined herein) as to the Class A Bonds and the Mortgage Delinquency Ratio (as defined herein), on such Payment Date is not greater than _ % of the Mortgage Delinquency Ratio as of _________, 199_ (the "Cut-off Date"). The
                                   Mortgage Delinquency Ratio is a fraction expressed as a percentage the numerator of which is the principal balance of the delinquent Pledged Loans and the denominator of which is the outstanding principal balance of the Mortgage Collateral. For purposes of the calculation of the Mortgage Delinquency Ratio, a Pledged Loan is considered delinquent in the amount of its outstanding principal balance when the payment of principal and interest due in the any month preceding the month the related Payment Date occurs is not paid by the mortgagor by the subsequent scheduled due date. If an Event of Default exists as to the Class A Bonds or the Mortgage, Delinquency Ratio exceeds % of the Mortgage Delinquency Ratio as of the Cut-off Date, any funds due to the Class R Bonds will be held in the Residual Distribution Holding Account (as defined herein). See "Security for the Bonds - Residual Distribution Holding Account" in this Prospectus Supplement.

                                   Transfers of the Residual Interest Bonds are subject to certain restrictions. See "Description of the Bonds - The Residual Interest Bonds" in this Prospectus Supplement and "REMIC Restrictions on Purchase and Transfer of REMIC Residual Bonds" in the Prospectus.

STATED MATURITY                    The stated maturity ("Stated Maturity") of
                                   the Bonds is ________ 1, ____.

SECURITY FOR THE BONDS             Each class of Bonds will be equally and
                                   ratably secured by collateral (the
                                   "Collateral") as between the Bonds of such Class. The Collateral owned by the Issuer consists of the following:

  A. MORTGAGE COLLATERAL           The Bonds will be secured by Mortgage
                                   Collateral consisting of the Pledged Loans and the Mortgage Properties securing such Pledged Loans as described herein and in the Prospectus. The Mortgage Collateral is being purchased under the terms of the Mortgage
                                   Collateral Purchase Agreement (as defined herein). See "Security for the Bonds" in the Prospectus and this Prospectus Supplement.

  B. SERVICING AGREEMENT           The Issuer will assign to the Trustee its
                                   rights under the Servicing Agreement with respect to the Bonds. See "Servicing of the Pledged Loans" in the Prospectus and "Security for the Bonds - Servicing
                                   Agreement" in this Prospectus Supplement.

  C. COLLECTION ACCOUNT            All distributions remitted to the Trustee on
                                   the Mortgage Collateral pledged as security for the Bonds and any amounts required to be withdrawn from the Overcollateralization Fund or the Residual Distribution Holding Account will be deposited by the Trustee into the Collection Account for the Bonds and a portion thereof, together with Reinvestment
                                   Income thereon at the applicable Assumed
                                   Reinvestment Rate, will be applied to the payment of principal of and interest on the appropriate Bonds or otherwise applied as discussed herein. The Assumed Reinvestment
                                   Rate for the Collection Account is ____% for the first year, _% for the second year and _% thereafter. See "Security for the Bonds -
                                   Collection Account" in the Prospectus and this Prospectus Supplement.

  D. OVERCOLLATERALIZATION FUND    The Mortgage Collateral securing the Bonds
                                   had an unamortized principal balance as of the Cutoff Date of $_______ and had an aggregate Collateral Value (as defined herein) which exceeded the original principal amount of the Bonds by __ %. The Collateral
                                   Value as such term is utilized herein is the lesser of (i) the net present value of all scheduled payments to be received under the Pledged Loans discounted at a rate equal to the interest rate payable on the Class A
                                   Bonds plus the percentage of such payments due Trust service providers, or (ii) the outstanding principal balance of the Pledged
                                   Loans. The aggregate initial Collateral Value of the conventional mortgage loan portion of the Pledged Loans will exceed the portion of the original principal amount of the Bonds secured thereby by _%. The aggregate initial
                                   Collateral Value of the FHA and VA Loan
                                   portions of the Pledged Loans will exceed the portion of the original principal amount of the Bonds secured thereby by ___%. The
                                   Overcollateralization Cash Flow on any
                                   Payment Date will be equal to the applicable
                                   Overcollateralization percentage set forth above for each type of Pledged Loan multiplied by the change in Collateral Value between the prior Accrual Period and the Accrual Period relating to such Payment Date for such type of Pledged Loan. The
                                   Overcollateralization Fund shall be
                                   maintained by the Trustee, and amounts
                                   therein shall be used by the Trustee as
                                   provided in the paragraph below. See
                                   "Security for the Bonds -
                                   Overcollateralization Fund" in this
                                   Prospectus Supplement.

                                   On each Payment Date the Trustee shall
                                   deposit to the Overcollateralization Fund the Overcollateralization Cash Flow. Such amount will be held by the Trustee and applied to the payment of the Bond principal and interest requirements to prevent an Event of Default on the Bonds. The Trustee to the extent Overcollateralization Cash Flow is available, shall promptly reimburse such Overcollateralization Fund for all amounts so applied for Bond payments. Funds held in the Overcollateralization Fund will be invested in Eligible Investments as fully as possible and the earnings on such amounts will be deposit as received to the Collection Account.

  E. RESIDUAL DISTRIBUTION
       HOLDING ACCOUNT             On any Payment Date, if an Event of
                                   Default exists as to the Class A Bonds or the Mortgage Delinquency Ratio exceeds _% of the Mortgage Delinquency Ratio as of the Cut-off Date, any amounts that would otherwise be paid to the Class R
                                   Bondholders will be retained by the
                                   Trustee until the earlier of any Payment
                                   Date on which (i) such amounts are needed by the Trustee, after application of the Overcollateralization Fund and the determination that the future payments on the Mortgage. Collateral including the future payments attributable to the
                                   Overcollateralization Cash Flow ("Future
                                   Overcollateralization Cash Flow") will be insufficient to satisfy the obligations to the Class A Bonds, in which event the funds in the Residual Distribution Holding
                                   Account shall be distributed to satisfy
                                   the obligations to the holders of the
                                   Class A Bonds; (ii) the amounts are
                                   needed, after application of the
                                   Overcollateralization Fund and the
                                   determination that the future payments on the Mortgage Collateral, including the
                                   Future Overcollateralization Cash Flow
                                   will be insufficient to reimburse the
                                   Servicer, Trustee or other service
                                   providers with respect to advances and
                                   fees incurred on behalf of the Trust, in which event the funds in the Residual
                                   Distribution Holding Account shall be
                                   distributed to satisfy the obligations to such service providers; or (iii) the Mortgage Delinquency Ratio falls below __% of the Mortgage Delinquency Ratio as of the Cut-off Date and no Event of Default exists as to the Class A Bonds, in which event the full amount held in the Residual
                                   Distribution Holding Account, plus any
                                   earnings thereon will be distributed to
                                   the holders of the Class R Bonds.  All
                                   amounts held in this account will be
                                   invested in Eligible Investments as fully as possible.

  F. INSURANCE POLICIES            The Issuer will assign to the Bond Trustee
                                   payments due under the Insurance Policies including the Primary Mortgage Insurance
                                   Policies and the Standard Hazard Insurance
                                   Policies. The Insurance Policies will not cover all types of risks, and will not cover losses described in the Prospectus resulting from Special Hazards, fraud, or certain bankruptcy losses. In the event that payments on the Bonds are dependent on Pledged Loan payments which become unavailable to the Bond Trustee due to an uninsured loss, funds may not be available from other Mortgage Collateral to make up any such shortfall. However, the Overcollateralization Amount,
                                   Overcollateralization Cash Flow and the
                                   Overcollateralization Fund are designed to cover the levels of uninsured loan losses assumed in calculating the Initial Bond
                                   Values of the Pledged Loans securing the Bonds and establishing the initial ratings of the Bonds by _____ and ____________.
                                   See "Security for the Bonds - Insurance
                                   Policies" in the Prospectus Supplement.

USE OF PROCEEDS                    The net proceeds from the sale of the
                                   Bonds will be used by the Issuer to
                                   purchase the Mortgage Collateral which
                                   will secure the Bonds and to pay expenses in connection with the issuance of the Bonds. The Mortgage Collateral is being purchased from ____________ pursuant to an agreement dated _________, 199_ (the
                                   "Mortgage Collateral Purchase Agreement").
                                   See "Security for the Bonds - Mortgage
                                   Collateral" and "Use of Proceeds" in this Prospectus Supplement and the Prospectus.

TAX STATUS OF THE BONDS            The Class A Bonds will be debt obligations
                                   under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued, including any original issue discount, will be taxable to non-exempt
                                   Bondholders. Although the Issuer expects that none of the Bonds will be issued with original issue discount, the law in this area is not clear and the Internal Revenue
                                   Service may take the position that the
                                   Bonds were issued with original issue
                                   discount.  The Issuer will cause an
                                   election to be made to treat as a "real
                                   estate mortgage investment conduit"
                                   ("REMIC") for federal income tax purposes the arrangement by which the Collateral securing the Bonds will be held. The Class
                                   A Bonds will be "regular interests" in
                                   such REMIC, and the Residual Interest
                                   Bonds will be the "residual interest" in such REMIC, assuming compliance with certain requirements described herein.
                                   Class A Bonds owned by a mutual savings
                                   bank or a domestic building and loan
                                   association generally will represent
                                   interests in "qualifying real property
                                   loans" within the meaning of section
                                   593(d) of the Code, and Class A Bonds
                                   owned by a domestic building and loan
                                   association generally will constitute
                                   "regular ... interest[s] in a REMIC"
                                   within the meaning of section
                                   7701(a)(19)(C)(xi) of the Code.  Class A
                                   Bonds owned by a real estate investment
                                   trust generally will constitute "real
                                   estate assets" within the meaning of
                                   section 856(c)(5)(A) of the Code and
                                   interest on the Class A Bonds will be
                                   considered "interest on obligations
                                   secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Class A Bonds held by a regulated investment company will not constitute
                                   "Government securities" within the meaning of section 851(b)(4)(A)(i) of the Code.
                                   Bonds held by certain financial
                                   institutions will constitute "evidence of indebtedness" within the meaning of section 582(c)(1) of the Code.  See
                                   "Certain Federal Income Tax Consequences" in this Prospectus Supplement and
                                   "Federal Income Tax Consequences to
                                   Bondholders" in the Prospectus.

                                   The Residual Interest Bonds will be
                                   designated as the sole class of "residual interest" in the REMIC. The Residual Interest Bonds will be treated in the same manner as the Class A Bonds for the various qualification purposes referred to above, but generally will not be treated as debt instruments for federal income tax purposes. Instead, the Residual Interest Bonds will be considered as representing rights to the net income or loss of the REMIC, and holders of the Residual Interest Bonds generally will be taxed on their PRO RATA share of such income or loss. The taxable income of Residual Interest Bondholders attributable to the Residual Interest Bonds in a taxable year may exceed the principal, interest and any additional payments received by such Bondholders during that taxable year, possibly resulting in a negligible (or even negative) after-tax return in certain circumstances. The REMIC may generate income a portion of which (the "excess inclusion") will be taxable to tax-exempt Residual Interest Bondholders as unrelated business taxable income. Moreover, Residual Interest Bondholders other than mutual savings banks and domestic building and loan associations will be unable to use any net operating losses to shelter the excess inclusion portion, if any, of the income derived from the REMIC. Individuals who hold, directly or indirectly, Residual Interest Bonds may be subject to limitations on the deductibility of servicing fees on the Collateral and of other administrative expenses of the REMIC. Such a limitation would result in an increase in the taxable income of those individuals. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences to Bondholders" in the Prospectus.

REMIC RESTRICTIONS ON PURCHASE
  AND TRANSFER OF RESIDUAL
  INTEREST BONDS                   The Residual Interest Bonds may not be
                                   transferred to, or held by, a Disqualified
                                   Organization, and may only be held
                                   or transferred to institutional investors or non-institutional investors who are
                                   "accredited investors" as defined in Rule
                                   501(a) of the Securities Act of 1933 and who meet certain other criteria. See
                                   "REMIC Restrictions on Purchase and
                                   Transfer of REMIC Residual Bonds" in the
                                   Prospectus.

ERISA Certain investors in the Bonds may be subject to the requirements of the Employee Retirement Income Security Act of 1974. See "ERISA" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT                   The Class A Bonds will constitute "mortgage
                                   related securities" under the Secondary
                                   Mortgage Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in such Act, subject to state laws overriding SMMEA. The Class R
                                   Bonds will not constitute mortgage related securities for the purposes of SMMEA. See
                                   "Legal Investment" in the Prospectus.

REDEMPTION OF THE BONDS            The Issuer may redeem the Class A Bonds, in
                                   whole but not in part, on a PRO RATA basis on the earlier of (i) any Payment Date on or after ______ 1, ____; (ii) any Payment Date after the aggregate unpaid principal amount of the then outstanding Class A Bonds is less than 15% of the original aggregate principal amount of the Bonds; or (iii) any Payment
                                   Date on which the balance of the
                                   Overcollateralization Fund exceeds the
                                   principal balance of the then outstanding

                                   Class A Bonds,, in all such cases at a
                                   redemption price equal to 100% of the unpaid principal balance of the Bonds so redeemed plus accrued and unpaid interest thereon through the close of business on the day prior to the date of such redemption. See "Description of the Bonds - Redemption" in this Prospectus Supplement and the Prospectus.

RATING                             It is a condition of issuance of the Bonds
                                   that the Class A Bonds be rated "   " by
                                   _____ and "___" by________.  The Issuer, at
                                   its cost, may request a re-rating of the Bonds with respect to the
                                   Overcollateralization Amount required. The
                                   Issuer may reduce and release such amounts from Overcollateralization Amount as would not result in a downgrading of the Bonds.

TRUSTEE The Collateral for the Bonds will be held by the Trustee, The _______ Bank, which will be responsible for certain functions to be performed in conjunction with the payment of principal and interest, the protection of Bondholders and preservation of the Trust Estate.

RIGHT OF SUBSTITUTION              Within 90 days of the issuance, the Issuer
                                   may request that the Trustee release up to 10% of the Mortgage Collateral by providing the Trustee with one of the following:

A. Delivery to the Trustee of the pledge of a substitute mortgage loan ("Substitute Mortgage Collateral") with a scheduled cash flow equal to the scheduled cash flow of the Mortgage Collateral being released at the time of such release but in no event may such Substitute Mortgage Collateral have a cash flow less than the anticipated allocated portion of the initial cash flow required for the entire Mortgage Collateral at the Closing Date. Some of the Substitute Mortgage Collateral may include new mortgages for either a greater or smaller amount than provided for in the original Series, provided the maximum amount is determined in the same manner as is done for the original Mortgage Collateral and any shortfall is provided in immediately available monies to the Trustee;

B. Delivery to the Trustee of Eligible Investments, which may include U.S. Treasury or agency securities, that have a maturity equal to that of the Bonds and a scheduled cash flow sufficient to meet the allocated portion of cash flow on the Bonds applicable to the property being released; or

C. Any combination of A or B above provided that such combination does not result in the downgrading of the rating of the Bonds.

                                    INTRODUCTION

     CRSM Mortgage Securities Trust No. __ (the "Issuer") is a trust established under the laws of the State of Delaware pursuant to an amended and restated agreement dated as of 1, 199_ (the "Deposit Trust Agreement") between CRSM Securities, Inc., a California Corporation, acting as beneficial owner and Depositor, and Wilmington Trust Company, acting as owner-trustee (the "Owner-Trustee"). The Issuer is offering hereby its Collateralized Mortgage Obligation Bonds, Series No. __ consisting of Class A Bonds with a face amount of $___________ and bearing an interest rate of __% and Class R Bonds with a face amount of $ and bearing an interest rate of _____ %.

     The Bonds will be limited obligations of the Issuer payable solely from the Collateral as described herein pledged to secure the Bonds. The Issuer will not have any significant assets other than those pledged to secure the Bonds. See "The Issuer" in the Prospectus.

     The Bonds will be issued pursuant to a Terms Indenture (the "Terms Indenture") dated as of ________, 199_, which incorporates by reference the
standard indenture provisions dated as of    1, 199_ (the "Indenture"), between
the Issuer and The Bank, as trustee (the "Trustee"). The Terms Indenture and the Indenture are together referred to herein as the "Indenture."

                              DESCRIPTION OF THE BONDS

     The Bonds will be secured by the Mortgage Collateral, the Servicing Agreement, the Overcollateralization Fund, the Residual Distribution Holding Account, the Insurance Policies and the Collection Account. See "Security For the Bonds" in this Prospectus Supplement. The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture, the Terms Indenture, and the Prospectus. Reference is made to the form of Indenture filed as an exhibit to the Registration Statement of which the Prospectus forms a part for a more detailed statement of the particular provisions and terms used in the form of Indenture and referred to herein. In certain instances, the provision of this Prospectus Supplement may differ from corresponding provisions in the Prospectus, in which event the provisions of the Prospectus Supplement shall take precedence and shall govern and control.

     There is at present no secondary market for the Bonds and, although the Underwriters have indicated their intention to make a secondary market for the Class A Bonds, there can be no assurance that one will develop.

BOOK-ENTRY REGISTRATION

     The Class A Bonds initially will be issued in [book-entry form], [fully registered form], in minimum denominations of $___________ and integral multiples of $__________ in excess thereof, and will be [represented by a single
certificate] registered in the name of the nominee of the depository,   the
Depository Trust Company ("DTC" and, together with any successor depository selected by the Issuer, the "Depository"). The Issuer has been informed by DTC that its nominee will be _____________. Accordingly, ____________ is expected to be the holder of record of the Class A Bonds.

     The Class R Bonds will be issued in fully registered certificated form ("Definitive Bonds") in minimum denominations of $100 and integral multiples thereof. Holders of the Class R Bonds will be recognized by the Trustee as Holders under the Indenture.

     No person acquiring a Class A Bond (a "beneficial owner") will be entitled to receive a certificate representing such Book-Entry Bond, except in the limited circumstances described in the next paragraph. A beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm that maintains such owner's account for such purpose. In turn, the brokerage firm's record ownership of such a Book-Entry Bond will be recorded on the records of the Depository (or of a DTC participating firm that acts as agent for the brokerage firm if a beneficial owner's brokerage firm is not a DTC participant). Therefore, a beneficial owner of a Book-Entry Bond must rely upon the foregoing procedures to evidence such owner's beneficial ownership of such Book-Entry Bond. Beneficial ownership of a Book Entry Bond may only be transferred by compliance with the procedures of such brokerage firms and DTC participants.

     The Book-Entry Bonds will be issued in fully registered, certificated form ("Definitive Bonds") to beneficial owners, rather than to________, only if (i) _________ or the Issuer advises the Trustee that it is no longer willing or able to properly discharge its responsibilities, and the Issuer and the Trustee are unable to locate a qualified successor, (ii) the Issuer, with the consent of the Trustee, elects to terminate the book-entry system by notice to DTC, or (iii) after the occurrence of an Event of Default (as defined in the Prospectus), holders of a majority of the aggregate outstanding principal amount of the Book-Entry Bonds advise the Trustee in writing, through DTC participants and DTC, that the continuation of a book-entry system is no longer in the best interests of the holders of the Book-Entry Bonds.

     Unless and until Definitive Class A Bonds are issued, it is anticipated that the only "Bondholder" of the Book-Entry Bonds, as that term is used in the Indenture, will be Cede, as nominee of DTC. Beneficial owners will not be Bondholders and beneficial owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and DTC participants. DTC has advised the Issuer that it will take any action permitted to be taken with respect to Book-Entry Bonds by a Bondholder under the Indenture only at the direction of one or more DTC participants to whose account the DTC Book-Entry Bonds are credited. Additionally, DTC has advised the Issuer that it will take such actions with respect to a principal amount of Book-Entry Bonds only at the direction of and on behalf of DTC participants whose holdings include that principal amount of Book-Entry Bonds. DTC may take conflicting actions with respect to other principal amounts of Book-Entry Bonds, to the extent that such actions are taken on behalf of DTC participants whose holdings include those principal amounts of Book-Entry Bonds.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC participants") and facilitate the clearance and settlement of securities transactions through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. In accordance with its normal procedures, DTC is expected to record separately the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person.

     Each payment of interest on the principal of the Book-Entry Bonds will be paid to the Depository, whose nominee will be the registered holder of the Book-Entry Bonds. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with the Depository's normal procedures, which currently provide for payments in next-day funds settled through the New York Clearing House. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents. Consequently, beneficial owners of Book-Entry Bonds may experience some delay in their receipt of payments.

PAYMENTS OF INTEREST

     Each Class of Bonds will bear interest at the applicable rate set forth herein for each such Class of Bonds (the "Bond Interest Rate") on the unpaid principal amount of each such Class of Bonds as of the close of business on the __ day of the

__ month immediately preceding the month in which the applicable Payment Date occurs. Interest on the Class A Bonds will be payable on the first business day of each month commencing_____________ 1, 199_ (each, a "Payment Date"). Provided the Class A Bonds are not in default and certain other circumstances are met, the Residual Interest Bonds win be paid interest and may receive certain additional amounts as described under "Description of the Bonds The Residual Interest Bonds" in this Prospectus Supplement. The first payment of interest win represent 30 days of interest with respect to the Bonds. Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each. (Indenture, Section 3.07.) Interest payments on the Class A Bonds and the Residual Interest Bonds on any Payment Date will consist of interest accrued at the Bond Interest Rate for each such Class of Bonds through the last day of the second month immediately preceding the month in which the applicable Payment Date occurs.

     Interest accrued on the Class A Bonds during an Accrual Period win be calculated on the assumption that any principal payment made on the Class A Bonds on the Payment Date corresponding to such Accrual Period was instead made on the final date of such Accrual Period. The payment of interest on the Class A Bonds one month after the date to which interest accrues thereon, and the calculation of accrued interest on the Class A Bonds based on the assumption that principal payments are made one month prior to the Payment Date when actually made, will reduce the effective yield to the holders of the Class A Bonds from that which would otherwise be the case if interest payable on the Class A Bonds on a Payment Date were to accrue to such Payment Date and were to be calculated based on the actual timing of the principal payments on the Class A Bonds. See "Description of the Bonds - Payments of Principal and Interest" in the Prospectus.

PAYMENTS OF PRINCIPAL

     On each Payment Date, commencing ____________ 1, 199_ , there will be paid to the holders of the Bonds principal in an amount equal to the Required Principal Payment as described in the Prospectus. Unless otherwise specified herein, no portion of the Excess Cash (as defined in the Prospectus) nor any Reinvestment Income (as defined in the Prospectus) will be used to pay principal on the Bonds. On any Payment Date, the principal due on the Class A Bonds will be an amount equal to the lesser of the Required Principal Payment or the Class A Bonds Principal Payment (as defined herein).

     The principal payment for Class A Bonds on any Payment Date (the "Class A Bonds Principal Payment") will be an amount equal to the lesser of (A) the amount of funds available in the Collection Account (including any amounts available in the Overcollateralization Fund and under certain circumstances, the Residual Distribution Holding Account) for payment on the Class A Bonds less applicable administrative expenses and interest payments due on the Bonds for such Payment Date, or (B) the outstanding principal balance of the Class A Bonds on such Payment Date prior to the application of any principal payments on such Payment Date. The failure to pay any Required Principal Payment on any Payment Date is not an Event of Default on the Class A Bonds unless aggregate Collateral Value is less than the unpaid principal balance of the Class A Bonds.

     Payment on the Class A Bonds shall come first from funds available in the Collection Account, then from the Overcollateralization Fund, then from the Future Overcollateralization Cash Flow, and then (under certain circumstances) from the Residual Distribution Holding Account. Generally, with respect to payments of principal and interest due on the Pledged Loans, the Servicer will have the obligation to advance funds that will be used to pay the Class A Bonds. See "Security for the Bonds" in this Prospectus Supplement. Holders of the Class R Bonds may receive current principal payment on a Payment Date when holders of the Class A Bonds may not receive current principal payments if (a) the balance in the Overcollateralization Fund is zero and the future payments on the Mortgage Collateral, including the Future Overcollateralization Cash Flow, are determined to be sufficient to meet all required payments on the Class A Bonds and (b) the Mortgage Delinquency Ratio on such Payment Date is not greater than __% of the Mortgage Delinquency Ratio as of the Cut-off Date. Future payments on the Mortgage Collateral will be sufficient to meet all. required payments on the Class A Bonds so long as the aggregate Collateral Value equals or exceeds. the unpaid principal balance of the Class A Bonds. Payment on the Class A Bonds shall come first from funds available in the Collection Account and, if funds and accounts in the following order of priority: The Overcollateralization Fund, the Future Overcollateralization Cash Flow and (under certain circumstances) the Residual Distribution Holding Account.

     Payments allocated to the payment of a Class of Bonds will be paid to the holders of the Bonds of such Class PRO RATA in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class.

THE RESIDUAL INTEREST BONDS

     On each Payment Date, after (i) the payment of interest due on the Bonds on such Payment Date, the payment of the Class A Bonds Principal Payment (as described above), (ii) required deposits to the Overcollateralization Fund and
(iii) the provision for administrative expenses; any amounts remaining in the Collection Account plus Reinvestment Income on all amounts remitted to the Collection Account will be paid PRO RATA to the holders of the Residual Interest Bonds, except in instances where the Residual Distribution Holding Account is in effect. See "Security for the Bonds - Residual Distribution Holding Account." The failure to currently pay principal payments due to the Class R Bonds is not an Event of Default. In addition, holders of the Residual Interest Bonds will be entitled to receive, on a PRO RATA basis among all such holders, the remaining assets in the REMIC, if any, after redemption or payment in full of the Class A Bonds. These amounts will be payable to the holders of the Residual Interest Bonds even after the principal balance of the Residual Interest Bonds has been reduced to zero.

     Payments of principal and interest on the Class R Bonds will be made on each Payment Date only if, on each such Payment Date, there exists no Event of Default to the Class A Bonds and the Mortgage Delinquency Ratio, on such Payment Date is not greater than __% of the Mortgage Delinquency Ratio as of the Cut-off Date. The Mortgage Delinquency Ratio is a fraction, expressed as a percentage, the numerator of which is the principal balance of the delinquent Pledged Loans and the denominator of which is the outstanding principal balance of the Mortgage Collateral. For purposes of the calculation of the Mortgage Delinquency Ratio, a Pledged Loan is considered delinquent in the amount of its outstanding principal balance when the payment of principal and interest due in the any month preceding the month the related payment date occurs is not paid by the mortgagor by the current scheduled due date. If an Event of Default exists as to the Class A Bonds or the Mortgage Delinquency Ratio exceeds __% of the Mortgage Delinquency Ratio as of the Cut-off Date, any funds due to the Class R Bonds will be held in the Residual Distribution Holding Account (as defined herein). See "Security for the Bonds - Residual Distribution Holding Account" in this Prospectus Supplement.

     As a condition to becoming the registered owner of a Residual Interest Bond, each proposed transferee will be required to deliver an affidavit to the Issuer to the effect that it (i) is not a "Disqualified Organization" as described under "REMIC Restrictions on Purchase and Transfer of REMIC Residual Bonds" in the Prospectus and (ii) is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933 and also meets certain other criteria.

OTHER RESTRICTIONS

     The Indenture will provide that the Class R Bonds may only be purchased by or transferred to (i) institutional investors or (ii) non-institutional investors which are "accredited investors" as defined in Rule 501(a) of the Securities Act of 1933, as amended, have a net worth at the time of purchase in excess of $1,000,000 (exclusive of their primary residence), and have direct personal and significant experience in making investments in mortgage related securities. All investors in Class R Bonds must have such knowledge and experience in financial and business matters, specifically in the field of mortgage related securities, as to be able to evaluate the risks of purchasing Class R Bonds and understand the volatility of interest rate fluctuations as they affect the value of mortgages, mortgage related securities and residual interests therein (including the Class R Bonds). Investment companies registered under the Investment Company Act of 1940 (the "1940 Act") which propose to purchase Class R Bonds must be satisfied that such purchase complies with Section 12(d)(1) of the 1940 Act. The Indenture will provide that, unless otherwise consented to in. writing, no purchase or transfer of a Class R Bond may be made unless the purchaser or transfer represents to the Trustee (which representation will be included in the affidavit described above) that it meets. the requirements set forth in this paragraph.

RECORD DATE

     The record date for the payment of principal and interest will be the close of business on the ______day of the month immediately preceding the month in which the applicable Payment Date occurs (or if such _______ day is not a business day, the business day immediately preceding such _________
day).

REDEMPTION

     The Issuer may redeem the Class A Bonds (but solely upon the request of the holders of a majority of the outstanding principal balance of the Residual Interest Bonds), in whole, but not in part, on the earlier of: (i) Any Payment Date on or after _________ 1, _____ ; (ii) Any Payment Date after the aggregate principal amount of the then outstanding Class A Bonds is less than 15% of the original aggregate principal amount of the Class A Bonds; (iii) Any Payment Date on which the balance in the Overcollateralization Fund exceeds the outstanding principal balance of the Class A Bonds. Such redemption in all such cases shall be at a redemption price equal to 100% of the unpaid principal amount of the Class A Bonds plus accrued and unpaid interest thereon through the close of business on the day prior to the date of such redemption. See "Description of the Bonds - Redemption" in the Prospectus. Notice of any redemption must be mailed by the Issuer or by the Trustee at least five days prior to the date set for such redemption.

                               SECURITY FOR THE BONDS

     The Collateral expected to be pledged to the Bond Trustee to secure the Bonds will consist of (i) Mortgage Collateral and the security interests in the Mortgage Properties securing same; (ii) the Servicing Agreement; (iii) the Overcollateralization Fund; (iv) the Residual Distribution Holding Account; (v) the Insurance Policies and (vi) the Collection Account. Each of these matters will be discussed below in more detail.

THE MORTGAGE COLLATERAL

     Pursuant to the Mortgage Collateral Purchase Agreement, the Seller of the Mortgage Collateral will take such steps as are necessary to assign the Mortgage Collateral to the Trustee. Except as discussed below, the Seller will, as to each Pledged Loan, deliver or cause to be delivered to the Trustee the related mortgage note endorsed to the order of the Trustee, assignments (the "Assignments") of the mortgages or deeds of trust securing the Pledged Loans in recordable form naming the Trustee as assignee and assigning certain other original documents evidencing or relating to the Pledged Loans. With respect to Pledged Loans evidenced by mortgage notes which are lost, the Seller is tendering the Trustee an Affidavit of Lost or Destroyed Note transferring the Sellers' interest to the Trustee plus the Assignments. The Seller will promptly cause the Assignments to be recorded in the appropriate public offices for real property records wherever necessary to protect Trustee's interest in the Mortgage Collateral. Original documentation of the Mortgage Collateral shall be held by the Trustee or a custodian acting on its behalf, except to the extent released to the Servicer from time to time in connection with servicing the Pledged Loans.

     The Mortgage Collateral is being acquired from the Seller by ________ pursuant to the Mortgage Collateral Purchase Agreement and will be deposited into the Trust pursuant to the Deposit Trust Agreement. Pursuant to the terms of the Mortgage Collateral Purchase Agreement, the Seller has made certain representations and warranties with respect to the validity and enforceability of the mortgage notes and the security interests in the Mortgaged Properties. The Mortgage Collateral Purchase Agreement provides that ________ and the Trustee shall have the right to have certain Mortgage Collateral or Pledged Loans repurchased or replaced by the Seller in the event there is a breach of the representations and warranties concerning any Pledged Loan or the related Mortgage Property. In addition, certain of the mortgage notes evidencing the Pledged Loans may have been lost or the files containing the documentation of such Pledged Loans may otherwise be incomplete. The Mortgage Collateral Purchase Agreement provides certain rights with respect to those Pledged Loans for which there are missing documents. In each instance where the mortgage note evidencing a Pledged Loan has been lost, the Seller has provided a copy of such mortgage note or has provided other information regarding the principal balance and interest rate and payments due thereon. In each instance, the Pledged Loans evidenced by mortgage notes which have been lost are current in their payments by the related mortgagor and the related mortgage note is evidenced and secured by security instruments. There can be no assurance that the Seller, will be in a position to replace or repurchase any of the lost mortgage notes or any of the Mortgage Collateral with respect to which the representations and warranties prove to be untrue. Approximately of the original mortgage notes evidencing
those approximately    Pledged Loans are unavailable or lost and the aggregate
principal amount of these lost mortgage notes as of the Cut-off Date is approximately $____________ of which all but $ _____________are FHA and VA Loans.

     The Issuer does not have available to it certain of the information with respect to the payment terms and other characteristics of the Pledged Loans that would customarily be available to an originator of such Pledged Loans. However, the Seller has represented with respect to each Pledged Loan, among other things, (i) the original and current outstanding balance, (ii) the interest rate, (iii) the current principal and interest payment, (iv) the final payment date, (v) the city in which the related Mortgaged Property is located, and (vi) the original appraisal of the Mortgaged Property, if available. The data with respect to the Pledged Loans set forth herein are based on the representations described above and on a review of the Pledged Loan files performed by agents of ________. Because the information from the Seller is being relied upon by ________ and the Issuer and there may be some changes in the Mortgage Collateral ultimately delivered, there may be variations from the characteristics set forth below.

     The Mortgage Collateral consists of _______ loans secured by first priority liens which Mortgage Collateral has an aggregate total outstanding principal balance of $_______ as of the Cut-off Date. Conventional mortgage loans make up $_______ of the outstanding balance of the Pledged Loans with the remaining $_______ representing Pledged Loans guaranteed in part by the VA or insured by the FHA as set forth on the schedule below. The outstanding principal balances of all the Pledged Loans range from a low of $_______ to a high of $_______. The average principal balance of the Pledged Loans is $_______ The average principal balances by types of Pledged Loans are: (i) FHA Loans $_______, (ii) VA Loans - $_______ and (iii) conventional mortgage loans - $_______.


                                     Outstanding                        % of Initial
                    Number           Principal      Initial Bond        Bond
Type of Loan        of Loans         Balance        Value               Value
------------        --------         -----------    ------------        ------------
Conventional
FHA
VA


     The Pledged Loans fall into two categories based on performance. These categories include conventional mortgage loans and FHA and VA Loans which are current and performing and those which are delinquent. The table below sets out those Pledged Loans by type which are current and those which are delinquent. There are currently ___ conventional mortgage loans which are delinquent and are in the process of foreclosure. There are ___ delinquent FHA and VA Loans, for which foreclosure proceedings are pending. Of the $_______ principal amount of defaulted FHA and VA Loans as set forth below, FHA and VA Loans totaling $_______ are current and continue to make their payments despite either (i) the bankruptcy of the mortgagor or (ii) the servicer of such Pledged Loan having been notified of some other related problem with the Pledged Loan other than a failure to timely pay principal and interest as due.


Loan Status      Active         Bankruptcy     Foreclosure    Total          %
-----------      ------         ----------     -----------    -----          -
FHA
VA
Conventional


     The Pledged Loans consist of ______ types of loans: (1) [conventional adjustable rate mortgages based upon various indices], (2) [conventional balloon mortgages with balloon payments due between the 80th month and the 180th month],
(3) [conventional callable mortgages], [callable by the owner/lender between the 60th month and the 144th month], (4) [conventional fixed rate mortgages generally with initial terms of 360 months], (5) [FHA adjustable rate mortgages based upon various indices] and (6) [FHA and VA fixed rate mortgages]. These loans are set forth in the tables below.


      FHA       VA        Conventional        Total          %
      ---       --        ------------        -----          -
ARM-Conv
ARM-FHA
Balloon-Conv
Call-Conv
Fixed-Conv
Fixed-FHA/VA



      FHA       VA        Conventional        Total          %
      ---       --        ------------        -----          -
ARM-Conv$
ARM-FHA
Balloon-Conv
Call-Conv
Fixed-Conv
Fixed-FHA/VA


     For purposes of calculating Initial Bond Values, cash flows and average lives of the adjustable rate mortgages ("ARMs"), the Issuer has assumed a base rate of 5% plus the applicable index to produce a yield below which the ARMs' actual rates are not anticipated to fall during the remaining term of such Pledged Loan. However, there is no assurance that such ARM Pledged Loans will not fall below the base rate of 5% plus the applicable index which was used herein.

     With respect to Pledged Loans with balloon payments, the Issuer will attempt to collect such mortgage note as and when the balloon portion of any Pledged Loan becomes due. However, since the Pledged Loans with balloon payments had original amortization terms of 360 months in each case, the Issuer may allow specific mortgage notes to be modified with respect to the due date and continue the same monthly mortgage payments on the Pledged Loan over the remaining unamortized term of 360 months. The Bonds have been scheduled as if such modification has taken place in each case, although there can be no assurance that such modification will occur. Any payment in full on the balloon due date would be treated as a prepayment of the particular Pledged Loan.

     With respect to callable Pledged Loans, the Issuer will attempt to collect such mortgage notes on the call due dates. However, since the callable Pledged Loans had original amortization terms of 360 months, the Issuer may allow specific callable Pledged Loans to be modified with respect to the call date and continue to the same monthly mortgage payments on such Pledged Loans over the remaining unamortized term of the 360 months. The Bonds have been scheduled to take into account such modification of the callable Pledged Loan in each case up to an unamortized term of 360 months, although there can be no assurance that such modification will occur. Any. payment in full on the call due date would be treated as a prepayment of that Pledged Loan.

     The Pledged Loans have various seasonings as is seen from the table set forth below. Of all of the Pledged Loans which are collateral for the Bonds, ___% of the principal amount were originated after 19__, ___% were originated between 19__ and 19__ and ___% were originated prior to 19__. With respect to the conventional mortgage loan portion of the Pledged Loans, however, the percentages are ___%, ___% and ___%, respectively. The Pledged Loans securing the Bonds have a weighted average scheduled term to maturity of approximately ___ years based on the fixed rate maturities. A number of the Pledged Loans have been modified since their origination and such modifications often include a modification of the mortgage interest rate and monthly payment. The rates and percentages set forth in this paragraph and in the tables herein are reflective of any modified terms of the Pledged Loans.

                                     SEASONING

                                 [TO BE COMPLETED]


Age of Loan
Prior to 19
19   through 19
After 19
Total


     No Pledged Loan had an initial loan-to-value ratio of more than ___%.  No
such Pledged Loan with an original principal amount in excess of $        had
an initial loan-to-value ratio greater than ___%. The initial loan-to-value ratio of any Pledged Loan represents the ratio of the principal amount of the Pledged Loan outstanding at the origination of such loan divided by the lesser of the original selling price of the Mortgaged Property or its appraised value. The loan-to-value ratios for the FHA and VA Loans are high due to the nature of the FHA and VA programs under which those Pledged Loans were originated. At this time, certain Pledged Loans may have a loan-to-value ratio of over 100% due to modifications of such Pledged Loans. The conventional mortgage loan portion of the Pledged Loans loan-to-value ratios had a weighted average of ___% at origination. Loan-to-value ratios were determined from information in various files or extrapolated from loan summaries. Neither the Issuer nor ________ has prepared any appraisal of any of the Mortgage Properties nor reviewed any of the Mortgage Properties to determine whether the values represented are reasonable or accurate. No current information is available with respect to the current loan-to-value amounts of the Pledged Loans and all figures set forth are estimates as of the date of the origination of the Pledged Loans. There can be no assurance that the collateral supporting and securing the Mortgage Collateral will have the values ascribed to them herein.

                            CURRENT LOAN-TO-VALUE RATIOS


                                                   PERCENTAGE OF  AGGREGATE
                         AGGREGATE PRINCIPAL          PRINCIPAL BALANCES
                         BALANCES OUTSTANDING         OUTSTANDING OF ALL
                         --------------------           PLEDGED LOANS
                                                   ------------------------
CURRENT  LOAN
TO VALUE RATIO           NUMBER OF LOANS   FHA/VA     CONVENTIONAL  TOTAL
Up to 75%.....
Over  75%  to
80%.......
Over  80%  to
90%...........
Over 90%......
Total.........


     The Pledged Loans are secured by mortgages or first deeds of trust on one-to-four-family detached or attached residential housing or condominium units. Substantially, all of the Pledged Loans are on _______ properties as indicated by the schedules below. Except as indicated below, at the time of each Pledged Loan's origination, no loan was for an investor-owned property or for a second residence. Subsequent to the origination, the mortgagor may have changed the property's use to investment purposes or to use as a second residence. Only loan(s) is/are indicated to be an investor loan in the amount of $______.

                           TYPES OF MORTGAGED PROPERTIES


                                                       Percentage of Aggregate
                                                          Principal Balances
           Aggregate Principal                  Outstanding of all
Type of Mortgaged  Property Number of Loans    Balances Outstanding     Pledged Loans
-------------------------------------------    --------------------     -------------
Single-family detached...........
Two-family detached and low-rise
condominium units................
Three-to-four family attached and
high-rise condominium units......
Total............................


     The mortgaged properties securing the Pledged Loans are located in states with the highest concentrations based on the number of loans being ______%, ______ - ______%, ______ - ______%, ______ - ______% and - ______%,
with all other states having less than ___%. The information set forth on the schedule below gives a detailed summary of the geographic distribution of the balances of the Pledged Loans. The highest concentration in any one zip code for the FHA and VA Loans is $______ in ______, ______ which represents
______% of the total principal balance of the Pledged Loans. Highest zip code concentration of conventional Pledged Loans is $______ in _____, ______ which represents _____% of the total principal balance of the Pledged Loans.

                  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                       PERCENTAGE OF AGGREGATE
                                          PRINCIPAL BALANCES
             AGGREGATE PRINCIPAL          OUTSTANDING OF ALL
            BALANCES  OUTSTANDING           PLEDGED LOANS
          --------------------------   -----------------------
STATE     NUMBER OF LOANS     FHA/VA     CONVENTIONAL   TOTAL
-----     ---------------     ------     ------------   -----



     Interest rates on the Pledged Loans securing the Bonds are set forth in the schedules below. These schedules show a concentration of fixed rate Pledged
Loans with interest rates between   % and      % (     % of the fixed rate
Pledged Loans).  The weighted average interest rate for the pool of Pledged
Loans is      % based on current rates of Pledged Loans including the rates currently established for the ARMS. A number of these Pledged Loans reflect modifications in rates since the origination of the Pledged Loans.


       UP TO            $50,001 TO        100,001 TO     $150,001 TO    OVER
MORTGAGE RATE$50,000     $100,000          $150,000        $200,000     $200,000   TOTAL
FHA & VA
ARMS    (1)..........
 9.50%    to
  9.99%..............
10.00%   to
  10.49%.............
10.50%   to
  10.99%.............
11.00% to
  11.49%.............
11.50%   to
    11.99%...........
12.00%   to
  12.49%.............
12.50%   to
  12.99%.............
13.00%   to
  16.50%.............
  Total FHA &
 VA..........$


                                              21



CONVENTIONAL LOANS
ARMS
9.50%    to
  9.99%.......
10.00%   to
  10.49%......
10.50%   to
  10.99%......
11.00%   to
  11.49%......
12.00%   to
  12.49%......
13.50%   to
  15.50%......
  Total
  Conventional
      Total...$


(1) the adjustable rate loans have  an  average  margin  of ____%.

     The contractual obligations of the mortgagor under a certain percentage of the Pledged Loans may have been assumed from the original mortgagor. The assumption of such Pledged Loans may have occurred despite the presence of due-on-sale clauses in the notes or deeds of trust relating to the loans. See "Certain Legal Aspects of Mortgage Loans - 'Due-on-Sale' Clauses" in the Prospectus. Many of the assumed Pledged Loans were not underwritten at the time of the assumption and the assuming mortgagors may not have met customary underwriting standards at the time of assumption. In addition, the contractual obligations of the assuming mortgagors may have been modified in connection with the assumptions of the related Pledged Loans. Such assumptions of the loans tend to reduce prepayments, and therefore extend the weighted average life of the Pledged Loans. See "Maturity and Prepayment Considerations" in the Prospectus.

SERVICING AGREEMENT

     The Issuer has entered into a servicing agreement (the "Servicing Agreement") with ______ (the "Servicer") pursuant to which the Servicer will service the Mortgage Collateral. The terms of the Servicing Agreement will allow the Servicer to make certain modifications or permit certain assumptions of the Mortgage Collateral for the benefit of the Trust.

     The Servicing Agreement requires the Servicer to remit principal and interest collections plus any advances required by the Servicer to the Trustee on the ____ of each month, or if such ____ of the month is not a business day, the next business day following such _____ of the month.

     Under the terms of the Servicing Agreement, the Servicer will be required to advance funds, to the extent that such amounts are recoverable from insurance proceeds (including FHA, VA, private mortgage insurance, if any, or hazard insurance), liquidation of the Mortgage Properties, the Overcollateralization Reserve Fund or the Residual Distribution Holding Account held by the Trustee or from future payments on the Mortgage Collateral. In addition, the Servicer is required to make advances as are necessary to make timely payment of real estate taxes and hazard insurance premiums.

     Under the terms of the Servicing Agreement the Servicer may refrain from liquidating a Mortgaged Property acquired through foreclosure, or otherwise, when the Issuer determines that greater value will be realized on the property from an interim rental than from an immediate sale.

     The Trustee has agreed to act as the Servicer in the event
(the Servicer) shall default or otherwise be unable to perform as the Servicer. The Trustee will undertake such action in exchange for compensation at market rates to be agreed upon by the Trustee and the Issuer.

OVERCOLLATERALIZATION FUND

     The Mortgage Collateral securing the Bonds will include a certain level of Overcollateralization to protect against loan losses on the Pledged Loans securing the Bonds. The Mortgage Collateral securing the Bonds had an unamortized principal balance as of the Cut-off Date of $______ and had an aggregate Collateral Value (as defined herein) which exceeded the original principal amount of the Bonds by ___%. The aggregate initial Overcollateralization Amount for the Bonds is $________. This Overcollateralization provides additional cash flow beyond that necessary to make the required payments of principal and interest on the Bonds as such payments come due. The Overcollateralization Amount may be reduced from time to time to the extent that such reductions will not result in a downgrading of the rating of the Bonds. See "Description of the Bonds-Overcollateralization" in the Prospectus. The Overcollateralization Fund described in this Prospectus Supplement is similar to, but not identical to, the Overcollateralization Fund described in the Prospectus.

     The following table sets forth certain information with respect to the initial Overcollateralization Amounts with respect to the Mortgage
Collateral:


                                           AGGREGATE INITIAL   NUMBER OF
INITIAL OVERCOLLATERALIZATION AMOUNT       BOND VALUE          PLEDGED LOANS
------------------------------------       -----------------   -------------


     The aggregate initial Collateral Value of the conventional mortgage loan portion of the Pledged Loans will exceed the portion of the original
principal amount of the Bonds secured thereby by ___%.   The aggregate
initial Collateral Value of the FHA and VA Loan portions of the Pledged Loans will exceed the portion of the original principal amount of the Bonds secured thereby by The Overcollateralization Cash Flow on any Payment Date will be equal to the applicable Overcollateralization percentage set forth above for each type of Pledged Loan multiplied by the change in Collateral Value between the prior Accrual Period and the Accrual Period relating to such Payment Date for such type of Pledged Loan.

     On each Payment Date, the Trustee shall deposit to the Overcollateralization Fund the Overcollateralization Cash Flow amount. Such amounts, if any, will be held by the Trustee and applied to the payment of the Bond interest payments then due to prevent the occurrence of an Event of Default on the Bonds and to the principal payment then due on the Class A Bonds to prevent a default on only the Class A Bonds. The Trustee, to the extent subsequently collected, shall promptly reimburse the Overcollateralization Fund for all sums so utilized from any Future Overcollateralization Cash Flow. The Overcollateralization Fund shall be invested in Eligible Investments as fully as possible. Reinvestment income on the Overcollateralization Fund will be deposited to the Collection Account.

     In the event that payments on the Bonds are dependent on Pledged Loan payments which become unavailable to the Trustee due to an uninsured loss, funds may not be available from other Mortgage Collateral to make up any such shortfall. However, the Overcollateralization Amounts are designed to cover the levels of uninsurable loans assumed in calculating the Initial Bond Values of the Pledged Loans securing the Bonds. See "Security for the Bonds - Overcollateralization Fund" in the Prospectus.

INSURANCE POLICIES

     The Issuer will assign to the Bond Trustee payments due under the Insurance Policies including the Primary Mortgage Insurance Policies and the Standard Hazard Insurance Policies. Mortgage insurance policies from mortgage insurers for conventional Pledged Loans with an aggregate outstanding principal balance of $______ will also be assigned to the Bond Trustee. The Insurance Policies will not cover all types of risks, and will not cover losses described in the Prospectus resulting from Special Hazards, fraud or certain bankruptcy losses. In the event payments on the Bonds are dependent upon Pledged Loan payments which become unavailable to the Bond Trustee due to an uninsured loss, funds may not be available from other Mortgage Collateral to make up such shortfall. However, the Overcollateralization Amount, Overcollateralization Cash Flow and the Overcollateralization Fund are designed to cover the levels of uninsured loan losses assumed in calculating the Initial Bond Values of the Pledged Loans securing the Bonds and establishing the initial ratings of the Bonds by Fitch and Standard & Poors. See "Security for the Bonds - Insurance Policies" in the Prospectus.

RESIDUAL DISTRIBUTION HOLDING ACCOUNT

     On any Payment Date, if an Event of Default exists as to the Class A Bonds or the Mortgage Delinquency Ratio exceeds __% of the Mortgage Delinquency Ratio as of the Cut-off Date, any amounts that would otherwise be paid to the Class R Bondholders will be retained by the Trustee until the earlier of any Payment Date on which (i) such amounts are needed by the Trustee, after application of the Overcollateralization Fund and the determination that the future payments on the Mortgage Collateral including the future payments attributable to the Overcollateralization Cash Flow ("Future Overcollateralization Cash Flow") will be insufficient to satisfy the obligations to the Class A Bonds, in which event the funds in the Residual Distribution Holding Account shall be distributed to satisfy the obligations to the holders of the Class A Bonds; (ii) the amounts are needed, after application of the Overcollateralization Fund and the determination that the future payments on the Mortgage Collateral, including the Future Overcollateralization Cash Flow will be insufficient to reimburse the Servicer, Trustee or other service providers with respect to advances and fees incurred on behalf of the Trust, in which event the funds in the Residual Distribution Holding Account shall be distributed to satisfy the obligations to such service providers; or (iii) the Mortgage Delinquency Ratio falls below % of the Mortgage Delinquency Ratio as of the Cut-off Date and no Event of Default exists as to the Class A Bonds, in which event the full amount held in the Residual Distribution Holding Account, plus any earnings thereon will be distributed to the holders of the Class R Bonds.

     All amounts held in this account will be invested in Eligible Investments as fully as possible. The Residual Distribution. Holding Account is to be used last in the sequence of sources available for the servicing of the Class A Bonds and specifically after the Overcollateralization Fund has been exhausted. Future payments, on the Mortgage Collateral shall be deemed sufficient to meet the required payments on the Class A Bonds as long as the aggregate Collateral Value exceeds the outstanding principal balance of the Class A Bonds.

COLLECTION ACCOUNT

     All payments on the Pledged Loans securing the Bonds will be remitted to the Collection Account for the Bonds and will be available for application to the payment of principal of and interest on the Bonds. Any amounts remaining in the Collection Account on any Payment Date after interest payments are made on the Bonds, the principal has been paid on the Class A Bonds, the amount required has been deposited in the Overcollateralization Fund and all administrative fees and expenses are provided for, plus Reinvestment Income on all amounts remitted to the Collection Account, subject to the requirements of funding the Residual Distribution Holding Account discussed above, will be paid PRO RATA to the holders of the Residual Interest Bonds. See "Description of the Bonds - The Residual Interest Bonds" in this Prospectus Supplement.

                           RIGHT OF SUBSTITUTION

     On or before    days following the date of the issuance of the Bonds,
the Trustee, at the request of the Issuer, may release up to   % of the
Mortgage Collateral should such Mortgage Collateral being released be found to be unsuitable or unacceptable to the Issuer for any reason by providing the Trustee with one of the following.

     (i) Delivery to the Trustee of the pledge of a substitute mortgage loan ("Substitute Mortgage Collateral") with a cash flow equal to the cash flow of the Mortgage Collateral being released at the time of such release but in no event may such Substitute Mortgage Collateral have a cash flow less than the anticipated allocated portion of the initial cash flow required for the entire Mortgage Collateral at the Closing Date. Some of the Substitute Mortgage Collateral may include new mortgages for either a greater or smaller amount than provided for originally, provided the maximum amount is determined in the same manner as is done for the original Mortgage Collateral and any shortfall is provided in immediately available monies to the Trustee;

     (ii) Delivery to the Trustee of Eligible Investments, which may include U.S. Treasury or agency securities, that have a maturity equal to that of the Bonds and a cash flow sufficient to meet the allocated portion of cash flow on the Bonds applicable to the property being released; or

     (iii) Any combination of A or B above provided that such combination does not result in the downgrading of the rating of the Bonds.

                             USE OF PROCEEDS

     The net proceeds from the sale of the Bonds will be used by the Issuer to purchase the Mortgage Collateral which will secure the Bonds pursuant to the Mortgage Collateral Purchase Agreement and to pay expenses in connection with the issuance of the Bonds.

                  MATURITY AND PREPAYMENT CONSIDERATIONS

     The following table indicates the projected weighted average life of the Class A Bonds and sets forth the percentage of the initial principal amount of the Class A Bonds that would be outstanding after each of the dates shown at various percentages of the prepayment assumption model described below ("Prepayment Model"). The Prepayment Model specifies an assumed standard prepayment percentage for each month relative to the then outstanding principal balance of a pool of mortgages and annualizes that percentage. 100% Prepayment Model assumes prepayment rates of 0.__% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgage and an additional 0.__% per annum in each month thereafter until the ____ month. In the thirtieth month and in each month thereafter during the life of the mortgage 100% Prepayment Model assumes a constant prepayment rate of __.0% per annum. See "Description of the Bonds - Maturity and Prepayment Considerations" in the Prospectus.

                  PERCENT OF ORIGINAL AMOUNT OUTSTANDING (1)

              CLASS A BONDS
              AT THE FOLLOWING
               PERCENTAGES OF
                           PMA

PAYMENT DATE
       , 19                                     0%      100%    175%     250%

1992................................
1993................................
1994................................
1995................................
1996................................
1997................................
1998................................
1999................................
2000................................
2001................................
2002................................
2003................................
2004................................
2005................................
2006................................
2007................................
2008................................
2009................................
2010................................
2011................................
2012................................
2013................................
2014................................
2015................................
2016................................
2017................................
2018................................
2019................................
2020................................
2021................................
Weighted Average
Life (Years)(2).........................

___________________________

(1) The percentages identified represent a mathematical relationship to PMA. For example: 0% PMA assumes no prepayments; ___% PMA equals the percentages calculated pursuant to PMA; ___% PMA assumes mortgage prepayments at % of the percentages calculated pursuant to PMA; ___% PMA assumes mortgage prepayments of ___% of the percentages calculated pursuant to PMA.
(2) The Weighted Average Life of a Bond is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (b) summing the results and
(c) dividing the sum by the total principal paid on the Bond.

     The foregoing table has been prepared on the basis of the characteristics of the Pledged Loans to be pledged to the Trust, however, there can be no assurance that the actual experience of the Mortgage Collateral will approximate that set forth above. To the extent of any such differences or differences that may result from substitutions permitted herein, material variances in the information shown in the table may result. See "Description of the Bonds - Maturity and Prepayment Considerations" in the Prospectus for a discussion of other considerations pertinent to evaluating the information shown in the table.

                             YIELD CONSIDERATIONS

GENERAL

     The yield to maturity of any Bond will be affected by the rate of payment (including prepayments) of principal of the Pledged Loans securing the Bonds. If the purchaser of a Bond offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on such Pledged Loans, the actual yield to maturity will be lower than that so calculated. If the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on such Pledged Loans the actual yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a Bond will yield its coupon after giving effect to its payment delay, if any. In addition, the timing of the rate of prepayments on the Pledged Loans securing the Bonds may significantly affect a Bond purchaser's actual yield to maturity, even if the average rate of principal payments is consistent with such purchaser's expectation. In general, the earlier a prepayment of principal of the Pledged Loans securing the Bonds, the greater the effect on such purchaser's yield to maturity. The effect on such purchaser's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the purchaser during the period immediately following the issuance of the Bonds may not be offset by a subsequent corresponding decrease (or increase) in the rate of the principal payments.

RESIDUAL INTEREST BONDS

     The yield to purchasers of the Residual Interest Bonds will be highly sensitive to the rate of actual loan losses and/or of principal payments on the Pledged Loans securing the Bonds. A rapid rate of actual loan losses and/or of principal payments on the Pledged Loans securing the Bonds will have a material negative effect on the yield to purchasers of the Residual Interest Bonds which are offered at a substantial premium to their original principal amounts. Purchasers of the Residual Interest Bonds should consider fully the associated risks, including the risks (i) that actual loan losses could exceed those anticipated by the Residual Purchaser and/or (ii) that a rapid rate of principal payments on the Pledged Loans securing the Bonds could result in the failure of purchasers of the Residual Interest Bonds to recover fully their investment.

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Issuer will cause an election to be made to treat as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes the arrangement by which the Collateral will be held. In the opinion of Matthias and Berg LLP, legal counsel to the Issuer, under current law the Class A Bonds will constitute "regular interests" in a REMIC and the Residual Interest Bonds will constitute the "residual interest" in a REMIC assuming
(i) the proper filing of an election to be treated as a REMIC pursuant to the Code and (ii) ongoing compliance with all provisions of the Indenture. See "Federal Income Tax Consequences to Bondholders" in the Prospectus.

     For purposes of pricing the Class A Bonds and of determining the initial amount and rate of accrual of original issue discount, the Issuer intends to assume that the Mortgage Loans securing the Bonds will prepay at a rate equal
to   % of 100% Prepayment Model.  There can be no assurance as to the actual prepayment experience of such mortgage loans. See "Maturity and Prepayment Considerations" in this Prospectus Supplement. Although the Issuer does not expect that any of the Bonds will be issued with original issue discount, the law in this area is not clear and the Internal Revenue Service may take the position that the Class A Bonds may be issued with original issue discount.


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

     Residual Interest Bondholders will be treated as owners of the "residual interest" in the REMIC for federal income tax purposes. Accordingly, Residual Interest Bondholders generally will not be treated as holders of debt instruments for such purposes, and their taxable income will not be computed with reference to the stated interest or premium on the Residual Interest Bonds, but rather will be computed' as described in "Federal Income Tax Consequences to Bondholders Taxation of REMIC Residual

     Bonds" in the Prospectus. Residual Interest Bonds held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code. Taxable income to Residual Interest Bondholders for a taxable year may exceed principal, interest and any additional payments received by such Bondholders for that taxable year, possibly resulting in a negligible (or even negative) after-tax return in certain circumstances. See "Federal Income Tax Consequences to Bondholders - Taxation of REMIC Residual Bonds - Taxation of REMIC Income" in the Prospectus. Consequently, such Bondholders should have other sources of funds sufficient to pay any federal income taxes due as a result of ownership of Residual Interest Bonds.

     It is anticipated that a portion of the income reportable by Residual Interest Bondholders with respect to the Residual Interest Bonds may be characterized by the Code as "excess inclusion" income. Moreover, if the aggregate market value of the Residual Interest Bonds is less than 2% of the aggregate value of the Bonds on the date the Bonds are issued, all of the income derived from the REMIC by the Residual Interest Bondholders will be excess inclusion income. The Underwriters have represented to the Issuer that it has determined that the aggregate market value of the Residual Interest Bonds will exceed 2% of the aggregate market value of the Bonds as of the date the Bonds are issued. See "Federal Income Tax Consequences to Bondholders - Taxation of REMIC Residual Bonds - Limitations on Offset or Exemption of REMIC Income" in the Prospectus. Residual Interest Bondholders other than mutual savings banks and domestic building and loan associations will be unable to use net operating losses to offset excess inclusion income.
 Further, excess inclusion income derived from the REMIC by a tax-exempt Residual Interest Bondholder will be taxable as unrelated business taxable income. Consequently, such Residual Interest Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon an application of their marginal tax rate to the projected before-tax return on their Residual Interest Bonds.

     Potential investors in the Class A Bonds should be aware that Residual Interest Bondholders will be required to (i) take any action required by the Code or by existing or forthcoming Treasury regulations thereunder in order to create or maintain the REMIC status of the Collateral securing the Bonds and (ii) refrain from taking any action that could endanger such status unless such Bondholders provide the Issuer with an opinion of counsel satisfactory to the Issuer that the action contemplated win not result in the loss of such status.

ERISA

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA also prohibits a broad range of transactions involving assets of a Plan and persons ("parties in interest") who have certain specified relationships to the Plan. Under certain plan asset regulations promulgated by the Department of Labor, if the equity investment by certain "benefit plan investors" reaches a specified percentage and none of the exceptions set forth therein apply, the underlying assets of the entity in which a Plan has invested will be deemed to be plan assets, as opposed to merely treating the Plan's evidence of ownership in the entity as a plan asset. The degree of "benefit plan investor" participation in the Bonds will not be known until this offering is completed. If the "benefit plan investor" participation level exceeds the specified percentage, there can be no assurances that any of the exceptions in the plan asset regulations will apply so as to prevent the Collateral from being treated as plan assets of Plans holding Bonds which are treated as equity interests. Such treatment could cause the purchase of the Bonds or certain dealings with respect to the Collateral to be treated as prohibited transactions under ERISA.

     Any Plan proposing to invest in the Bonds should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA. See "ERISA Considerations" in the Prospectus.

     Potential investors should be aware that ERISA requires the valuation of the assets of the Plans at their fair market value as of the close of the Plans year. Neither the Issuer nor the Underwriter currently plans to provide valuations to any Bondholders.

                                BOND RATING

     It is a condition of issuance that the Bonds be rated "   " by
        and "   " by                                 .

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     The Issuer has not requested a rating on the Bonds by any agency other
than             and               However, there can be no assurance as to
whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the
ratings assigned to the Bonds by                  and                        .

                                UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Issuer has agreed to sell to the Underwriters ("Underwriters"), and the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Bonds offered hereby, if any are purchased, in the approximate principal amount set forth opposite their names. The Class R Bonds may be offered by the Issuer from time to time to the public directly or through an underwriter or agent in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The Issuer has been advised by the Underwriters that they propose to offer the Class A Bonds to the public initially at the price to public for such Class A Bonds set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less concessions not in excess of those set forth below, that the Underwriters may allow, and such dealers may reallow, concessions not in excess of those set forth below on sales to other dealers and that the price to public, concessions and reallowances to the dealers may be changed by the Underwriters after the initial offering.



                     [TABLE TO BE INSERTED WHEN FINAL)



     The Underwriting Agreement provides that the Issuer will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof. A purchaser of the Residual Interest Bonds will also indemnify the Underwriters to protect the Underwriters against a failure by the Issuer to perform its obligations to the Underwriters.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Issuer as of ______, ____ and as adjusted to give effect to the issuance of the Bonds and the use of the proceeds from the sale of the Bonds on a pro-forma basis:



                       [TABLE TO BE CREATED WHEN FINAL)



                               LEGALITY OF BONDS

     The legality of the Bonds will be passed upon for the Issuer by Matthias and Berg LLP, 1990 South Bundy Drive, Suite 790, Los Angeles,
California 90025, and for the Underwriters by                      .


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